NEUBERGER BERMAN EQUITY FUNDS
NEUBERGER BERMAN INCOME FUNDS

I hereby certify that I am the duly elected, qualified and incumbent Executive Vice President and Secretary of Neuberger Berman Equity Funds and Neuberger Berman Income Funds (formerly, Lehman Brothers Income Funds) (each, a “Trust” and collectively, the “Trusts”).  On behalf of each Trust in my capacity set forth above, I further certify that:

The following is a true, correct and complete copy of the resolutions adopted by the trustees of each Trust relating to the approval of its Power of Attorney dated April 1, 2009.  All such resolutions and actions were duly adopted or taken by the trustees at a meeting duly called and held on April 1, 2009, at which a quorum was present and acting throughout.  All such resolutions remain in full force and effect and there has not been any amendment or other modification to any of those resolutions or actions, written or oral:

RESOLVED, that each of Lehman Brothers Income Funds [and] Neuberger Berman Equity Funds . . . , each a Delaware business trust (the "Trust"), and each of its officers and trustees hereby nominates, constitutes and appoints Robert Conti, Richard M. Phillips, Arthur C. Delibert, Lori L. Schneider, Lynn A. Schweinfurth, Ndenisarya M. Bregasi and Jennifer R. Gonzalez, (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of the shares of Beneficial Interest of the Trust, any such Registration Statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the officers and trustees itself/themselves might or could do.

RESOLVED, that the officers of the Trust are authorized to take any and all action which they may deem necessary or desirable to carry out the purposes and intent of the foregoing resolution(s).

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 27th day of July 2010.

NEUBERGER BERMAN EQUITY FUNDS NEUBERGER BERMAN INCOME FUNDS

By:	/s/ Claudia A. Brandon
Claudia A. Brandon
Executive Vice President and Secretary